EXHIBIT 99.1




FOR IMMEDIATE RELEASE
---------------------

LEXINGTON PRECISION REPORTS SECOND QUARTER RESULTS

NEW YORK, August 18, 2003 -- Lexington Precision Corporation reported a net loss of $674,000, or 14 cents per diluted common share, for the second quarter ended June 30, 2003, compared to net income of $207,000, or 4 cents per diluted common share, for the second quarter of 2002.

Net sales for the second quarter of 2003 were $30,873,000, compared to $32,996,000 for the second quarter of 2002, a decrease of 6%. Net sales of the company's Rubber Group increased by 2% to $26,645,000, while net sales of the Metals Group decreased by 38% to $4,228,000. The net sales of the Metals Group declined primarily because of the loss of volume because customers were able to resource several diecast components in lower cost countries and to convert a high-volume, machined metal component to a stamped metal component.

During the second quarter of 2003, income from operations totaled $1,113,000, compared to $2,204,000 for the second quarter of 2002. Income from operations at the Rubber Group decreased to $3,020,000 from $3,449,000. The Metals Group reported a loss from operations of $1,259,000, compared to a loss of $492,000 for the second quarter of 2002. Corporate office expenses decreased to $648,000 from $753,000.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) for the second quarter of 2003, totaled $3,744,000, compared to EBITDA of $5,184,000 for the second quarter of 2002, a decrease of 28%. EBITDA for the Rubber Group decreased 11% to $4,825,000, while EBITDA for the Metals Group, decreased from $530,000 to negative $443,000. Corporate office EBITDA improved from negative $753,000 to negative $638,000.

Net cash provided by operating activities for the second quarter of 2003 totaled $4,467,000, compared to $3,522,000 for the second quarter of 2002, an increase of 27%.

The company reported a net loss of $843,000, or 17 cents per diluted common share, for the first six months of 2003, compared to a net loss of $1,419,000, or 29 cents per diluted common share, for the first six months of 2002.

Net sales for the first six months of 2003 were $63,256,000, compared to $63,240,000 for the first six months of 2002. Net sales of the Rubber Group increased by 7% to $53,367,000, while net sales of the Metals Group decreased by 25% to $9,889,000, primarily due to the factors mentioned above for the second quarter.

Lexington Precision Corporation
August 18, 2003

During the first six months of 2003, income from operations totaled $2,751,000, compared to $2,395,000 for the first six months of 2002. Income from operations at the Rubber Group decreased to $5,839,000 from $5,939,000. The Metals Group reported a loss from operations of $1,842,000, compared to a loss of $2,208,000 for the first six months of 2003. Corporate office expenses decreased to $1,246,000 from $1,336,000.

EBITDA for the first six months of 2003, totaled $8,153,000, compared to EBITDA of $8,424,000 for the first six months of 2002, a decrease of 3%. EBITDA for the Rubber Group decreased 4% to $9,519,000, while EBITDA for the Metals Group, improved from negative $158,000 to negative $139,000. Corporate office EBITDA improved from negative $1,336,000 to negative $1,227,000.

Net cash provided by operating activities for the first six months of 2003 totaled $4,857,000, compared to $5,132,000 for the first six months of 2002, a decrease of 5%.

Tables setting forth our condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flows from operations and reconciliations of consolidated net loss and consolidated income from operations to consolidated EBITDA, are attached. EBITDA is not a measure of performance under accounting principles generally accepted in the United States and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with generally accepted accounting principles. We have presented EBITDA because we believe this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact: Warren Delano, President (212) 319-4657




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




                         LEXINGTON PRECISION CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           QUARTER ENDED               SIX MONTHS ENDED
                                                              JUNE 30                       JUNE 30
                                                    ------------------------     -------------------------
                                                       2003           2002           2003           2002
                                                       ----           ----           ----           ----

Net sales                                           $  30,873      $  32,996      $  63,256      $  63,240

Cost of sales                                          27,587         28,356         56,240         55,632
                                                    ---------      ---------      ---------      ---------

     Gross profit                                       3,286          4,640          7,016          7,608

Selling and administrative expenses                     2,173          2,349          4,265          4,604

Plant closure costs                                         -             87              -            609
                                                    ---------      ---------      ---------      ---------

     Income from operations                             1,113          2,204          2,751          2,395

Interest expense                                        1,760          1,967          3,540          3,763
                                                    ---------      ---------      ---------      ---------

     Income (loss) before income taxes                   (647)           237           (789)        (1,368)

Income tax provision                                       27             30             54             51
                                                    ---------      ---------      ---------      ---------

     Net income (loss)                              $    (674)     $     207      $    (843)     $  (1,419)
                                                    =========      =========      =========      =========


Basic and diluted net income (loss) available to
 Common stockholders                                $   (0.14)     $    0.04      $   (0.17)     $   (0.29)
                                                    =========      =========      =========      =========


Weighted average number of common shares
  outstanding                                           4,828          4,828          4,828          4,828
                                                    =========      =========      =========      =========


Reconciliation of net income (loss) to EBITDA:
     Net income (loss)                              $    (674)     $     207      $    (843)     $  (1,419)
     Add back:
         Depreciation and amortization                  2,631          2,980          5,402          6,029
         Interest expense                               1,760          1,967          3,540          3,763
         Income tax provision                              27             30             54             51
                                                    ---------      ---------      ---------      ---------

     EBITDA                                         $   3,744      $   5,184      $   8,153      $   8,424
                                                    =========      =========      =========      =========


Net cash provided by operating activities           $   4,467      $   3,522      $   4,857      $   5,132
                                                    =========      =========      =========      =========




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



                         LEXINGTON PRECISION CORPORATION

                 SELECT CONSOLIDATED AND SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)


                                                             QUARTER ENDED               SIX MONTHS ENDED
                                                                JUNE 30                       JUNE 30
                                                       -------------------------    --------------------------
                                                          2003           2002           2003           2002
                                                          ----           ----           ----           ----

Net sales:
     Rubber Group                                      $  26,645      $  26,161      $  53,367      $  50,114
     Metals Group                                          4,228          6,835          9,889         13,126
                                                        ---------      ---------      ---------      ---------
         Total net sales                               $  30,873      $  32,996      $  63,256      $  63,240
                                                        =========      =========      =========      =========

Income (loss) from operations:
     Rubber Group                                      $   3,020      $   3,449      $   5,839      $   5,939
     Metals Group                                         (1,259)          (492)        (1,842)        (2,208)
     Corporate office                                       (648)          (753)        (1,246)        (1,336)
                                                        ---------      ---------      ---------      ---------
         Total income (loss) from operations               1,113          2,204          2,751          2,395
                                                        ---------      ---------      ---------      ---------

Add back depreciation and amortization included
 in income from operations:
     Rubber Group                                          1,805          1,947          3,680          3,947
     Metals Group                                            816          1,022          1,703          2,050
     Corporate office                                         10             11             19             32
                                                        ---------      ---------      ---------      ---------
         Total depreciation and amortization               2,631          2,980          5,402          6,029
                                                        ---------      ---------      ---------      ---------

Earnings (loss) before interest, taxes, depreciation,
 and amortization (EBITDA):
     Rubber Group                                          4,825          5,396          9,519          9,886
     Metals Group                                           (443)           530           (139)          (158)
     Corporate office                                       (638)          (742)        (1,227)        (1,304)
                                                        ---------      ---------      ---------      ---------
         Total EBITDA                                  $   3,744      $   5,184      $   8,153      $   8,424
                                                        =========      =========      =========      =========

Capital expenditures:
     Rubber Group                                      $   1,392      $     903      $   2,219      $   1,566
     Metals Group                                            443            244            619            359
     Corporate office                                          -              -              2              -
                                                        ---------      ---------      ---------      ---------
         Total capital expenditures                    $   1,835      $   1,147      $   2,840      $   1,925
                                                        =========      =========      =========      =========




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